Strategic Plan & Outlook

Forward-Looking Statements

Agenda
Review recent strategic transformation and operational performance
Overview of Southern Union’s strategic plan
Financial overview

Southern Union Company Overview

Map of Operations
[Missing Graphic Reference]

Value Through Transformation

Significant Events - 2006
Closed the $1.6 billion acquisition of Sid Richardson Energy Services on March 1, 2006
Successfully hedged the majority of 2006 and 2007 equity volumes
Management will opportunistically hedge equity volumes in 2008 and beyond
System flexibility allows hedging through natural gas or natural gas liquids
Successfully closed Pennsylvania and Rhode Island LDC sales with valuations at or near industry highs of approximately 11x EBITDA
Like Kind Exchange enables SUG to defer a $265 million tax payment over several years
Issued $600 million of junior subordinated notes at attractive rates to fully refinance Sid Richardson acquisition bridge

Significant Events - 2006 (cont.)
Placed Phase I and Phase II expansions at Trunkline LNG into service
Announced $250 million Trunkline LNG Infrastructure Enhancement Project (“IEP”) with BG LNG Services
Extended terms of BG’s contract by five years through 2028
Announced and subsequently expanded the scope of the Trunkline Field Zone Expansion to $200 million and added new capacity into the Henry Hub
Exchanged ownership interest in Transwestern Pipeline for increased interest in Florida Gas Transmission
Transaction allowed SUG to upgrade its risk profile, add stability to its cash flows and position it for future growth in a premium market
Initiated $0.40 per share cash dividend, replacing historical 5% stock dividend

Strategic Plan

Strategic Plan Summary
Southern Union Company’s entrepreneurial focus and strong work ethic has transformed it from a state-regulated natural gas utility to one of the nation’s largest diversified natural gas companies
Future value creation will come from:
Organic growth projects
Trunkline Gas Company Field Zone Expansion
Trunkline LNG Infrastructure Enhancement Project
Florida Gas Transmission Phase VII expansion
Southern Union Gas Services (“SUGS”) expansion projects
LDC rate proceedings
New initiatives
Master Limited Partnership (“MLP”) structure
Market opportunities
Disciplined capital expenditure and cost containment programs
Balance preservation of investment grade credit ratings and return of capital to shareholders

Organic Growth Projects

Trunkline Field Zone Expansion

Trunkline LNG: Infrastructure

Enhancement Project

FGT Phase VII

SUGS 2007 Project Summary
More than fifteen organic growth and system enhancement projects across the system
Up to $28MM of organic growth projects that will add incremental volumes to the system
Up to $23MM of system enhancement projects that will generate operating efficiencies and allow further optimization of system assets
Internal rates of return between 25% and 55%

Distribution Business Summary
Missouri Gas Energy
MGE is currently involved in a rate proceeding before the Missouri Public Service Commission
MGE is seeking a $41.7MM annual rate increase
MGE is seeking a straight fixed-variable rate design to mitigate weather and conservation impact on margin
New rates effective by April 1, 2007
Near-term resolution expected to achieve a fair return, adding significantly to market value of asset
New England Gas Company
NEGCO is currently involved in rate settlement discussions with the Massachusetts Attorney General
NEGCO pursuing significant rate increase relative to existing return
Near-term resolution expected to achieve a fair return, adding significantly to relative market value of asset

Strategic Initiatives

MLP Structure
SUG currently intends to create an MLP by the end of 3Q2007 with Southwest Gas Storage assets
MLP would seek to develop additional storage projects
MLP would seek market-based rates for Southwest Gas Storage and additional projects
Offering would be moderately sized to fit the predominantly retail MLP marketplace
MLP would provide SUG with a growth vehicle benefiting from a lower cost of capital
SUG would review its portfolio to evaluate opportunities for “drop-down” sales of existing assets to the MLP including its pipeline and LNG assets
SUG continues to closely follow the appropriateness of an MLP structure based on the outcome of the Santa Fe Pacific Pipeline case challenging an MLP’s ability to include income tax allowances in its tariff rates
Market Opportunities
Southern Union to continue to evaluate opportunities in the market
Strategic acquisitions for SUG or potential MLP
partnership or joint venture opportunities with other strategic investors
Southern Union Gas Services is well positioned to capture potential opportunities resulting from the development of the West Texas Barnett Shale

Financial Information

Guidance and Outlook
2007 earnings guidance
SUG’s earnings guidance range is $1.60 to $1.70 per share
Guidance range is driven by:
Timing and amount of LDC rate cases
Timing and amount of capital spending program
Timing of in-service date of Trunkline Field Zone expansion
Commodity price impact on unhedged gathering & processing volumes
Operating and maintenance expense containment
Expect significant EBITDA growth in 2007 and 2008

Pro Forma EBITDA

Pro Forma EBITDA - Segments(1)
[Missing Graphic References]

(1)  EBITDA is defined as net earnings before interest, taxes, depreciation and amortization.
(2)  Transportation and Storage is comprised of Panhandle Eastern Pipe Line, LP and subsidiaries and excludes Citrus Corp.’s equity earnings for presentation purposes.
(3)  Amounts shown represent SUG's 50% interest in Citrus Corp.'s total EBITDA. 2006 results are shown for illustrative purposes.
(4)  2008 estimates are based on current forward curves indicating a processing spread of $.30 per gallon and natural gas price of $7.60 per MMBTU. 2008 estimated results are not indicative of values at which the Company may hedge its equity volumes.
(5)  "Other" includes Corporate, the Company's investment in PEI Power Corp., and excludes approx. $22MM in one-time corporate charges in 2006.
(6)  2008 annualized estimate is pro forma for a full year of the Trunkline LNG Infrastructure Enhancement Project.

Investment Grade Focus
Preservation of investment grade ratings is important for:
Lower financing costs while accessing capital markets
Rate making and reduced regulatory scrutiny
Mitigates the need to post collateral in gathering & processing and distribution segments
Park and loan business in the transportation & storage segment
SUG must balance the maintenance of investment grade credit ratings with all strategic options
Share repurchase
Increased dividends
Debt repayment
Standard & Poor’s (BBB-), January 19, 2007:
“[T]he current rating does not leave any room for leveraging transactions. Any efforts to appease [shareholder] discontent to the detriment of bondholders could trigger an adverse rating action.”

Conclusion

Summary
Compelling vision and clear strategic plan going forward
Strategic transformation and value creation achieved
Organic growth projects well advanced with clear visibility for value creation
MLP structure as a growth vehicle providing a lower cost of capital and strategic flexibility
Balance preservation of investment grade credit ratings and return of capital to shareholders

Appendix

Reg. G Reconciliation
Reg. G Reconciliation (cont.)